SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 1996
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                                   ACC Corp.
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             (Exact name of registrant as specified in its charter)

          Delaware                 0-14567              16-1175232
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(State or other jurisdiction     (Commission           (IRS Employer
       of incorporation)           File Number)      Identification No.)



                   400 West Avenue, Rochester, New York 14611
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                (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code   (716) 987-3000
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                                 Not Applicable
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         (Former name or former address, if changed since last report)




                       Exhibit Index Appears at Page 8
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ITEM 5.    OTHER EVENTS
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          As used herein, unless the context otherwise requires, the
"Company" and "ACC" refer to ACC Corp. and its subsidiaries, including ACC Long Distance Corp. ("ACC U.S."), ACC TelEnterprises Ltd., the Company's Canadian subsidiary which is currently 70% owned by the Company ("ACC Canada"), and ACC Long Distance UK Ltd. ("ACC U.K."). In this Form 8-K, references to "dollar" and "$" are to United States dollars, references to "Cdn. $" are to Canadian dollars, references to "pounds" are to English pounds sterling, the terms "United States" and "U.S." mean the United States of America and, unless the context otherwise requires, its states, territories and possessions and all areas subject to its jurisdiction, and the terms "United Kingdom" and "U.K." mean England, Scotland and Wales.

ACC CANADA CASH TENDER OFFER

          The Company recently announced that it will make an all cash tender offer (the "Tender Offer") for the repurchase of the minority shares of ACC Canada. The common shares of ACC Canada are listed on the Toronto Stock Exchange and the Montreal Exchange. As of August 1, 1996, the Company owned approximately 69.8% of the issued and outstanding common shares of ACC Canada and the remaining common shares were publicly held.

          A newly formed Canadian subsidiary of the Company will offer to purchase all of the shares publicly held by shareholders in Canada and in the United States. The Company has proposed an aggregate price for the Tender Offer of approximately Cdn. $49.4 million (the "Proposed Price"). The Proposed Price was negotiated by independent committees of the Boards of Directors of ACC Corp. and ACC Canada after review of an independent valuation. The Board of Directors of ACC Canada has (i) determined that the Tender Offer, including the Proposed Price, is fair to and in the best interests of shareholders of ACC Canada, and (ii) resolved to recommend acceptance of the Tender Offer by ACC Canada's shareholders. This recommendation of the Board of Directors of ACC Canada, however, may be withdrawn, modified or amended, if required by the Board in the exercise of its fiduciary duties.

          The Tender Offer will be subject to certain conditions, any of which may be waived by the Company. Such conditions may include a requirement that holders of at least 90% of the publicly held shares (on a fully diluted basis) accept the Tender Offer, and will include a requirement that all necessary regulatory approvals be received. If holders of at least 90% of the publicly held shares (on a fully diluted basis) accept the Tender Offer, then ACC Canada would have a statutory right of compulsory acquisition of all shares held by non-tendering shareholders.
If fewer than 90% of the publicly held shares (on a fully diluted basis) are deposited under the Tender Offer or the compulsory acquisition provisions are not available for any other reason, the Company intends to consider other transactions that will result in ACC Canada becoming a wholly-owned subsidiary of the Company. Such a transaction may take the form of a merger or amalgamation between ACC Canada and the newly formed subsidiary, which transaction must be approved by two-thirds of the votes cast and by the holders of a simple or two-thirds majority (depending on the nature of the transaction) of the shares of ACC Canada (other than shares held by holders of common shares who are "related parties" of or acting jointly or in concert with the Company or ACC Canada or affiliates of any of the foregoing) subject to the Tender Offer. For purposes of such votes, the Company expects to be permitted to vote the shares acquired in the Tender Offer.

          ACC Canada is the Company's largest operating subsidiary. Management believes that, with adequate capital, ACC Canada is well positioned for long term growth. Reacquiring the minority interest will enable the Company to provide the additional capital needed by ACC Canada without diluting the Company's interest. The proposed transaction is expected to provide the following additional benefits to the Company: (1) leveraging of ACC Canada's talented management team to assist the Company in expanding other areas of its business; (2) an increase in the Company's earnings per share in future periods as a result of the transaction; (3) access to additional cash flow; (4) cost savings in 1997 of approximately $500,000 (before taking into account amortization charges as a result of the additional goodwill acquired by the Company) as a result of the elimination of Canadian disclosure and reporting requirements and the consolidation of certain operating and financial resources; (5) increased flexibility for the Company to optimize its tax position with regard to intercompany transactions; and (6) simplification of the Company's capital structure. The foregoing forward-looking statements are based upon expectations of actions that may be taken by third parties, including Canadian regulatory authorities and employees, shareholders, customers and competitors of ACC Canada, as well as expectations with respect to growth of ACC Canada's customer base and revenues. If such expectations are not realized, actual results may differ materially from the foregoing discussion. There can be no assurance that the Tender Offer will be consummated, or that the anticipated benefits of the transaction will ultimately be realized if the transaction is completed. Revenues of ACC Canada could be materially adversely affected if ACC Canada is no longer perceived in the Canadian market as a Canadian company as a result of the consummation of the transaction. Management believes, however, that any such impact would dissipate over time in view of the Company's significant continuing presence in Canada by virtue of the employees, facilities and operations which are located in Canada.

DAVID K. LANIAK ELECTED CHAIRMAN

          David K. Laniak has been elected Chairman of the Board of Directors of the Company, effective October 8, 1996. He will succeed Richard T. Aab who resigned as Chairman to pursue other entrepreneurial interests. Mr. Aab will remain a director and employee of the Company. Mr. Aab is entitled to terminate his employment at any time. If Mr. Aab's employment with the Company were to terminate, he would be entitled to receive from the Company a payment of $1 million, payable in three equal, annual installments.

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NETWORK EXPANSION

          The Company is proceeding with its planned international and local exchange expansion of its network. In the United Kingdom, the Company has added an additional long distance switch in Bristol, England. In the United States, the Company is expanding its local telephone operations to selected metropolitan areas in New York and Massachusetts. The Company has ordered local exchange switches for each of the following sites: New York, New York; White Plains, New York; Boston, Massachusetts; and Springfield, Massachusetts. In addition, the Company has ordered equipment to upgrade its local exchange switches in Buffalo and Albany, New York.

NEW CREDIT FACILITY

          The Company recently announced that it has signed a commitment letter with First Union National Bank of North Carolina to provide a $100 million Credit Facility to the Company amending the Company's current $35 million Credit Facility. The Company expects to execute definitive credit documents and close on the new Credit Facility this fall. The Company anticipates that the new Credit Facility will be syndicated among several banks, including Fleet Bank, an affiliate of certain principal shareholders of the Company, and will provide additional working capital and generally more flexible terms and conditions than the current Credit Facility. If the new Credit Facility is closed in October 1996, the maximum aggregate principal amount of the new Credit Facility would be required to be reduced by $8 million per quarter commencing on December 31, 1998 until September 30, 2000, and by $9 million per quarter commencing on December 31, 2000 until maturity of the loan in October 2001.

INTERNET CANADA ACQUISITION

          As of May 13, 1996, the Company, through ACC Canada, purchased certain assets of Internet Canada Corp., a company based in Toronto, Canada, which is engaged in the business of providing Internet access and home page design and development (the "Internet Canada Acquisition"). The purchase price was Cdn. $3.0 million plus additional amounts to be calculated based on the number of customer subscribers at various dates, with the total not to exceed Cdn. $7.0 million. As of July 31, 1996, Cdn. $4.2 million has been paid.

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ITEM 7.    FINANCIAL  STATEMENTS  AND  EXHIBITS
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          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

          Exhibit 99.1 contains the Report of Arthur Andersen & Co. with respect to, and the Audited Consolidated Balance Sheets of ACC Canada as at December 31, 1994 and 1995 and Audited Consolidated Statements of Operations, Audited Consolidated Statements of Deficit and Audited Consolidated Statements of Changes in Financial Position of ACC Canada for the years ended December 31, 1994 and 1995 and notes thereto. Exhibit 99.2 sets forth the Unaudited Consolidated Balance Sheet of ACC Canada as at June 30, 1996 and the Unaudited Consolidated Statements of Operations and Unaudited Consolidated Statements of Changes in Financial Position of ACC Canada for the Six Months Ended June 30, 1996 and 1995.

          The historical and interim financial statements have been prepared under Canadian generally accepted accounting principles. There are no significant differences between Canada and the United States in the form and content of financial statements.

          While there are significant differences between codified accounting principles in Canada versus the United States, management does not deem such differences to have a significant impact specifically with regard to the reported financial results of ACC Canada.

          The financial amounts as of June 30, 1996, December 31, 1995 and December 31, 1994, and for the six months ended June 30, 1996 and June 30, 1995 and for the years ended December 31, 1995 and 1994, have been presented in Canadian dollars. The exchange rate as of June 30, 1996, December 31, 1995 and December 31, 1994 was .732 United States dollar to one Canadian dollar, .732 United States dollar to one Canadian dollar and
 .712 United States dollar to one Canadian dollar, respectively.

          (b)  PRO FORMA FINANCIAL INFORMATION

          Exhibit 99.3 contains the Company's Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996, Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1996 and Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1995 and Notes to Unaudited Pro Forma Consolidated Financial Statements (collectively, the "Pro Forma Consolidated Financial Statements").

          The unaudited pro forma consolidated statements of operations provided for the year ended December 31, 1995 and six months ended June
30, 1996 have been prepared as if the Tender Offer had been consummated at the Proposed Price and the Internet Canada Acquisition had been consummated (collectively, the "Transactions") as of January 1, 1995. The unaudited pro forma consolidated balance sheet data provided as of June 30, 1996 has been prepared as if the Transactions (other than the Internet Canada
Acquisition) had occurred as of June 30, 1996. The Pro Forma Consolidated Financial Statements do not purport to represent what the Company's results of operations for the indicated periods would have been had the Transactions in fact occurred on the aforementioned dates, or to project the Company's results of operations for any future periods. Except for the Internet
Canada Acquisition, which was completed as of May 13, 1996, there can be no assurance that the Transactions will be consummated. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

          The Pro Forma Consolidated Financial Statements are not necessarily indicative of the results of future operations and should be read in conjunction with, and are qualified by, the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the applicable period, which are contained in the Company's periodic reports filed with the Securities and Exchange Commission.

          (c)  EXHIBITS

          See Exhibit Index

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SIGNATURES
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          Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ACC Corp.



Dated:   September 17, 1996        By:  /s/Michael R. Daley
                                       ------------------------
                                         Michael R. Daley
                                         Chief Financial Officer
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                                   EXHIBIT INDEX

Exhibit
Number         Title or Description

23.1           Consent of Arthur Andersen & Co.

99.1 Report of Arthur Andersen & Co. with respect to, and the Audited Consolidated Balance Sheets of ACC TelEnterprises, Ltd. as at December 31, 1994 and 1995 and Audited Consolidated Statements of Operations, Audited Consolidated Statements of Deficit and Audited Consolidated Statements of Changes in Financial Position of ACC TelEnterprises, Ltd. for the years ended December 31, 1994 and 1995 and Notes thereto.

99.2 Unaudited Consolidated Balance Sheet of ACC TelEnterprises, Ltd. as of June 30, 1996 and the Unaudited Consolidated Statements of Operations and Unaudited Consolidated Statements of Changes in Financial Position of ACC
               TelEnterprises, Ltd. for the Six Months Ended June 30, 1995 and 1996.

99.3           Unaudited Pro Forma Consolidated Balance Sheet of ACC Corp.
               as of June 30, 1996, Unaudited Pro Forma Consolidated Statements of Operations of ACC Corp. for the Six Months Ended June 30, 1996 and Unaudited Pro Forma Consolidated Statements of Operations of ACC Corp. for the Year Ended December 31, 1995 and Notes thereto.

99.4 Fee Letter, Commitment Letter and Amended and Restated Term Sheet among First Union Capital Markets Corp., First Union National Bank of North Carolina and ACC Corp., each dated September 11, 1996.

99.5           By-laws of ACC Corp., as amended on May 21, 1996.

99.6 Net Settlement Arrangement dated September 9, 1996 between Teletek, Inc. and ACC Long Distance Corp.

99.7 License Agreement between EDS of Canada Ltd. and ACC TelEnterprises Ltd. dated June 24, 1996.

99.8 Amendment to Salary Continuation and Deferred Compensation Agreement between ACC Corp. and Richard T. Aab, dated September 13, 1996.